UNDER ARMOUR REPORTS THIRD QUARTER RESULTS

Revenues down 5 Percent; Company Updates Full Year 2017 Outlook

BALTIMORE, Oct. 31, 2017 – Under Armour, Inc. (NYSE: UA, UAA) today announced financial results for the third quarter ended September 30, 2017. The company reports its financial performance in accordance with accounting principles generally accepted in the United States of America ("GAAP”). This press release refers to “currency neutral” and “adjusted” amounts, which are non-GAAP financial measures described below under the “Non-GAAP Financial Information” paragraph. Reconciliations of non-GAAP amounts to the most directly comparable financial measure calculated in accordance with GAAP are presented in supplemental financial information furnished with this release. All per share amounts are reported on a diluted basis.

“While our international business continues to deliver against our ambition of building a global brand, operational challenges and lower demand in North America resulted in third quarter revenue that was below our expectations,” said Under Armour Chairman and CEO Kevin Plank. “Based on these issues in our largest market, we believe it is prudent to reduce our sales and earnings outlook for the remainder of 2017.”

“Against this difficult backdrop, our management team is working aggressively to evolve our strategy and level of execution to proactively address these challenges. We understand that success in our next chapter requires managing with focused financial discipline and driving excellence into every area of our business while we amplify innovation, deliver fresh product and connect even more deeply with our consumers.”

The summary below provides both GAAP and adjusted non-GAAP financial measures. In the third quarter of 2017, in connection with the company’s restructuring plan, it recognized pre-tax costs totaling $89 million comprising of $22 million in cash related charges and $67 million in non-cash charges. Adjusted financial measures exclude the impact of the restructuring and other related charges and the related tax effects.

Third Quarter Review

•
Revenue was down 5 percent to $1.4 billion. During the third quarter, operational challenges due to the implementation of the company’s enterprise resource planning system and related service levels along with lower North American demand negatively impacted revenue.

–	Revenue to wholesale customers declined 13 percent to $880 million and direct-to-consumer revenue was up 15 percent to $468 million.

–
North America challenges impacted results with revenue down 12 percent. Strong international momentum continued with revenue up 35 percent (up 34 percent currency neutral), representing 22 percent of total revenue. Within our international business, revenue in EMEA was up 22 percent (up 20 percent currency neutral), up 52 percent in Asia-Pacific (up 53 percent currency neutral) and up 33 percent in Latin America (up 27 percent currency neutral).

–
Apparel revenue decreased 8 percent to $939 million, as strength in golf and sportstyle was more than offset by declines in outdoor, women's training, and youth. Footwear revenue was up 2 percent to $285 million, driven by strength in running and outdoor offset by basketball and youth performance. Accessories revenue increased 1 percent to $123 million led by golf and men's training, tempered by a decline in outdoor.

–

•
Gross margin declined 160 basis points to 45.9 percent as benefits from changes in foreign currency rates were more than offset by regional and channel mix as well as continued inventory management initiatives. Adjusted gross margin, which excludes a $4 million impact from restructuring efforts, was 46.2 percent, a decrease of 130 basis points compared to the prior year.

•	SG&A was in-line with the prior year.

•	Restructuring and impairment charges were $85 million.

•	Operating income was $62 million. Adjusted operating income was $151 million.

•
Effective tax rate was negative 5 percent due to higher mix of international pre-tax income and challenged results in the North American business, coupled with the impact of the restructuring and impairment charges. The adjusted effective tax rate was 29 percent.

•	Net income was $54 million in the third quarter. Adjusted net income was $100 million.

•	Diluted earnings per share was $0.12. Adjusted earnings per share was $0.22.

•	Inventory increased 22 percent to $1.2 billion.

•	Cash and cash equivalents increased 43 percent to $258 million.

Updated Fiscal 2017 Outlook

Key points related to Under Armour's full year 2017 outlook include:

•
Net revenue is expected to be up at a low single-digit percentage rate reflecting lower North American demand and operational challenges due to the implementation of the company’s enterprise resource planning system and related service levels.

•
Gross margin is expected to be down approximately 220 basis points compared to 46.4 percent in 2016 as benefits from product costs and channel mix are more than offset by increased efforts to manage inventory within a highly promotional environment, impacts from the restructuring plan and increasing regional mix. Adjusted gross margin is expected to be down approximately 190 basis points compared to 46.4 percent in 2016.

•	Operating income is expected to be approximately $0 to $10 million. Adjusted operating income is expected to reach $140 million to $150 million.

•	Interest and other expense net of approximately $35 million.

•	Excluding the effect of the restructuring plan, adjusted effective tax rate of approximately 23 percent.

•	Adjusted diluted earnings per share of $0.18 to $0.20.

•	Capital expenditures of approximately $300 million.

On August 1, the company announced a restructuring plan, which detailed expectations to incur total estimated pre-tax restructuring and related charges of approximately $110 million to $130 million. In the third quarter, the company recognized $60 million of pre-tax charges in connection with this restructuring plan. In addition to these charges, the company also recognized restructuring related goodwill impairment charges of $29 million for its Connected Fitness business. Inclusive of this impairment, the company now expects to incur total estimated pre-tax restructuring and related charges of approximately $140 million to $150 million.

Conference Call and Webcast

Under Armour will hold its third quarter 2017 conference call and webcast today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at http://investor.underarmour.com and will be archived and available for replay approximately three hours after the live event.

Non-GAAP Financial Information

This press release refers to “currency neutral” results as well as “adjusted” forward looking estimates of the company’s fiscal 2017 outlook. Currency neutral financial information is calculated to exclude the impact of changes in foreign currency. Management believes this information is useful to investors to facilitate a comparison of the Company's results of operations period-over-period. Adjusted operating income, adjusted gross margin and adjusted diluted earnings per share estimates exclude the impact of the previously described restructuring plan. Management believes this information is useful to investors because it provides enhanced visibility into the company’s expected underlying results excluding the impact of the restructuring plan. These non-GAAP financial measures should not be considered in isolation and should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. Additionally, the Company's non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland is a leading inventor, marketer and distributor of branded performance athletic apparel, footwear and accessories. Designed to make all athletes better, the brand's innovative products are sold worldwide to consumers with active lifestyles. The company’s Connected Fitness™ platform powers the world’s largest digitally connected health and fitness community. For further information, please visit www.uabiz.com.

Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, our anticipated charges and restructuring costs and the timing of these measures, the development and introduction of new products, the implementation of our marketing and branding strategies, and the future benefits and opportunities from acquisitions and other significant investments. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: changes in general economic or market conditions that could affect overall consumer spending or our industry; changes to the financial health of our customers; our ability to effectively manage our growth and a more complex global business; our ability to successfully execute our restructuring plan and realize its expected benefits; our ability to effectively drive operational efficiency in our business; any disruptions, delays or deficiencies in the design or implementation of our new global operating and financial reporting information technology system; our ability to comply with existing trade and other regulations, and the potential impact of new trade and tax regulations on our profitability; our ability to successfully manage or realize expected results from acquisitions and other significant investments or capital expenditures; our ability to effectively develop and launch new, innovative and updated products; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; fluctuations in the costs of our products; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner, including due to port disruptions; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to effectively market and maintain a positive brand image; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption in such systems or technology; risks related to data security or privacy breaches; our ability to raise additional capital required to grow our business on terms acceptable to us; our potential exposure to litigation and other proceedings; and our ability to attract key talent and retain the services of our senior management and key employees. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

# # #

Under Armour Contacts:
Lance Allega	Diane Pelkey
VP, Investor Relations	SVP, Global Communications
(410) 246-6810	(410) 246-5927

Under Armour, Inc.
For the Quarter Ended and Nine Months Ended September 30, 2017 and 2016
(Unaudited; in thousands, except per share amounts)
CONSOLIDATED STATEMENTS OF INCOME

	Quarter Ended September 30,				Nine Months Ended September 30,
	2017	% of Net Revenues	2016	% of Net Revenues	2017	% of Net Revenues	2016	% of Net Revenues
Net revenues	$1,405,615	100.0%	$1,471,573	100.0%	$3,611,192	100.0%	$3,520,058	100.0%
Cost of goods sold	760,265	54.1%	772,949	52.5%	1,962,172	54.3%	1,863,151	52.9%
Gross Profit	645,350	45.9%	698,624	47.5%	1,649,020	45.7%	1,656,907	47.1%
Selling, general and administrative expenses	498,172	35.4%	499,314	34.0%	1,495,992	41.4%	1,403,336	39.9%
Restructuring and impairment charges	84,998	6.0%	—	—%	88,097	2.4%	—	—%
Income from operations	62,180	4.4%	199,310	13.5%	64,931	1.8%	253,571	7.2%
Interest expense, net	(9,575)	(0.7)%	(8,189)	(0.5)%	(25,237)	(0.7)%	(18,476)	(0.6)%
Other expense, net	(1,069)	(0.1)%	(772)	(0.1)%	(1,383)	—%	(1,025)	—%
Income before income taxes	51,536	3.7%	190,349	12.9%	38,311	1.1%	234,070	6.6%
Income tax expense (benefit)	(2,706)	(0.2)%	62,124	4.2%	(1,349)	—%	80,322	2.2%
Net income	54,242	3.9%	128,225	8.7%	39,660	1.1%	153,748	4.4%
Adjustment payment to Class C capital stockholders	—	—%	—	—%	—	—%	59,000	1.7%
Net income available to all stockholders	$54,242	3.9%	$128,225	8.7%	$39,660	1.1%	$94,748	2.7%

Basic net income per share of Class A and B common stock	$0.12		$0.29		$0.09		$0.22
Basic net income per share of Class C common stock	$0.12		$0.29		$0.09		$0.49
Diluted net income per share of Class A and B common stock	$0.12		$0.29		$0.09		$0.21
Diluted net income per share of Class C common stock	$0.12		$0.29		$0.09		$0.48

Weighted average common shares outstanding Class A and B common stock
Basic	219,491		218,074		219,125		217,535
Diluted	222,848		222,115		222,871		221,709

Weighted average common shares outstanding Class C common stock
Basic	221,784		219,756		221,235		218,147
Diluted	225,591		223,738		225,390		222,301

Under Armour, Inc.
For the Quarter Ended and Nine Months Ended September 30, 2017 and 2016
(Unaudited; in thousands)
NET REVENUES BY PRODUCT CATEGORY

	Quarter Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change
Apparel	$939,364	$1,021,185	(8.0)%	$2,335,454	$2,300,596	1.5%
Footwear	285,052	278,891	2.2%	791,637	785,843	0.7%
Accessories	123,487	121,832	1.4%	335,172	302,267	10.9%
Total net sales	1,347,903	1,421,908	(5.2)%	3,462,263	3,388,706	2.2%
Licensing revenues	34,324	29,484	16.4%	83,639	69,923	19.6%
Connected Fitness	23,388	20,181	15.9%	65,290	62,179	5.0%
Intersegment eliminations	—	—	—%	—	(750)	100.0%
Total net revenues	$1,405,615	$1,471,573	(4.5)%	$3,611,192	$3,520,058	2.6%
NET REVENUES BY SEGMENT

	Quarter Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change
North America	$1,077,088	$1,225,188	(12.1)%	$2,778,165	$2,932,915	(5.3)%
EMEA	127,932	105,099	21.7%	334,683	237,559	40.9%
Asia-Pacific	130,320	85,810	51.9%	309,712	188,985	63.9%
Latin America	46,887	35,295	32.8%	123,342	99,170	24.4%
Connected Fitness	23,388	20,181	15.9%	65,290	62,179	5.0%
Intersegment eliminations	—	—	—%	—	(750)	100.0%
Total net revenues	$1,405,615	$1,471,573	(4.5)%	$3,611,192	$3,520,058	2.6%
OPERATING INCOME (LOSS) BY SEGMENT

	Quarter Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change
North America	$65,827	$182,840	(64.0)%	$64,124	$251,084	(74.5)%
EMEA	16,977	8,383	102.5%	13,990	8,348	67.6%
Asia-Pacific	34,173	27,151	25.9%	69,050	54,399	26.9%
Latin America	(10,223)	(10,550)	3.1%	(26,175)	(27,751)	5.7%
Connected Fitness	(44,574)	(8,514)	(423.5)%	(56,058)	(32,509)	(72.4)%
Income from operations	$62,180	$199,310	(68.8)%	$64,931	$253,571	(74.4)%

Under Armour, Inc.
As of September 30, 2017, December 31, 2016 and September 30, 2016
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2017	December 31, 2016	September 30, 2016
Assets
Current assets
Cash and cash equivalents	$258,002	$250,470	$179,954
Accounts receivable, net	733,292	622,685	713,731
Inventories	1,180,653	917,491	970,621
Prepaid expenses and other current assets	284,895	174,507	162,255
Total current assets	2,456,842	1,965,153	2,026,561
Property and equipment, net	868,250	804,211	751,286
Goodwill	559,318	563,591	576,903
Intangible assets, net	48,646	64,310	68,248
Deferred income taxes	97,147	136,862	155,592
Other long term assets	100,162	110,204	106,747
Total assets	$4,130,365	$3,644,331	$3,685,337
Liabilities and Stockholders’ Equity
Revolving credit facility, current	$270,000	$—	$250,000
Accounts payable	482,897	409,679	254,222
Accrued expenses	266,074	208,750	238,284
Current maturities of long term debt	27,000	27,000	27,000
Other current liabilities	54,455	40,387	87,744
Total current liabilities	1,100,426	685,816	857,250
Long term debt, net of current maturities	771,382	790,388	796,768
Other long term liabilities	157,861	137,227	108,165
Total liabilities	2,029,669	1,613,431	1,762,183
Total stockholders’ equity	2,100,696	2,030,900	1,923,154
Total liabilities and stockholders’ equity	$4,130,365	$3,644,331	$3,685,337

Under Armour, Inc.
For the Quarter Ended September 30, 2017
(Unaudited)
The table below presents the reconciliation of net revenue growth calculated in accordance with GAAP to currency neutral net revenue which is a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY NEUTRAL NET REVENUE GROWTH/(DECLINE) RECONCILIATION

Quarter Ended September 30, 2017
Total Net Revenue
Net revenue decline - GAAP	(4.5)%
Foreign exchange impact	(0.4)%
Currency neutral net revenue decline - Non-GAAP	(4.9)%

North America
Net revenue decline - GAAP	(12.1)%
Foreign exchange impact	(0.2)%
Currency neutral net revenue decline - Non-GAAP	(12.3)%

EMEA
Net revenue growth - GAAP	21.7%
Foreign exchange impact	(1.9)%
Currency neutral net revenue growth - Non-GAAP	19.8%

Asia-Pacific
Net revenue growth - GAAP	51.9%
Foreign exchange impact	1.1%
Currency neutral net revenue growth - Non-GAAP	53.0%

Latin America
Net revenue growth - GAAP	32.8%
Foreign exchange impact	(5.4)%
Currency neutral net revenue growth - Non-GAAP	27.4%

Total International
Net revenue growth - GAAP	34.9%
Foreign exchange impact	(1.3)%
Currency neutral net revenue growth - Non-GAAP	33.6%

Connected Fitness
Net revenue growth - GAAP	15.9%
Foreign exchange impact	—%
Currency neutral net revenue growth - Non-GAAP	15.9%

Under Armour, Inc.
For the Quarter Ended September 30, 2017
(Unaudited)
The tables below present the reconciliation of gross margin calculated in accordance with GAAP to adjusted gross margin, income from operations calculated in accordance with GAAP to adjusted operating income, diluted net income per share calculated in accordance with GAAP to adjusted diluted earnings per share and effective tax rate calculated in accordance with GAAP to adjusted effective tax rate. Each of these adjusted amounts are non-GAAP financial measures. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
ADJUSTED GROSS MARGIN RECONCILIATION

Quarter Ended September 30, 2017
Gross margin	45.9%
Add: Impact of restructuring	0.3%
Adjusted gross margin	46.2%
ADJUSTED OPERATING INCOME RECONCILIATION

Quarter Ended September 30, 2017
Income from operations	$62
Add: Impact of restructuring	89
Adjusted operating income	$151
ADJUSTED NET INCOME RECONCILIATION

Quarter Ended September 30, 2017
Net income	$54
Add: Impact of restructuring	46
Adjusted net income	$100
ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIAITON

Quarter Ended September 30, 2017
Diluted net income per share	$0.12
Add: Estimated impact of restructuring	0.10
Adjusted diluted earnings per share	$0.22

ADJUSTED EFFECTIVE TAX RATE RECONCILIATION

Quarter Ended September 30, 2017
Effective tax rate	(5.3)%
Add: Impact of restructuring	34.0%
Adjusted effective tax rate	28.7%

Under Armour, Inc.
Outlook For the Year Ended December 31, 2017
The tables below present the reconciliation of the Company's fiscal 2017 outlook for gross margin calculated in accordance with GAAP to adjusted gross margin and income from operations calculated in accordance with GAAP to adjusted operating income. Each of these adjusted amounts are non-GAAP financial measures. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
ADJUSTED GROSS MARGIN RECONCILIATION

Year Ended December 31, 2017
Gross margin	44.2%
Add: Estimated impact of restructuring	0.3%
Adjusted gross margin	44.5%
ADJUSTED OPERATING INCOME RECONCILIATION

	Year Ended December 31, 2017
(in millions)	Low End	High End
Income from operations	$—	$10
Add: Estimated impact of restructuring(1)	140	140
Adjusted operating income	$140	$150

(1) The estimated impact of restructuring plan presented above assumes the low end of the Company’s estimated range of restructuring and related charges, which is $140-$150 million.

The company is not able to provide a reconciliation of the non-GAAP adjusted effective tax rate or adjusted diluted earnings per share to the GAAP effective tax rate or diluted earnings per share for its 2017 outlook. As a result of the restructuring plan, the company’s GAAP net income for fiscal year 2017 is expected to be insignificant, and therefore the GAAP effective tax rate is subject to a significant variability. Given this variability, the company cannot provide a meaningful outlook of the GAAP effective tax rate or diluted earnings per share without unreasonable effort. These non-GAAP measures exclude the impact of the restructuring plan.

BRAND HOUSE AND FACTORY HOUSE DOOR COUNT

	As of September 30,
	2017	2016
Factory House	160	146
Brand House	19	17
North America total doors	179	163

Factory House	50	32
Brand House	51	31
International total doors	101	63

Factory House	210	178
Brand House	70	48
Total doors	280	226